Exhibit 10.82

LEASE AGREEMENT

BETWEEN

PROLOGIS LIMITED PARTNERSHIP I

AND

OCCAM NETWORKS, INC.

[California Net Lease]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 14th day of March, 2008, between ProLogis Limited Partnership I, a Delaware limited partnership (“Landlord”), and the Tenant named below.

Tenant:	Occam Networks, Inc., a Delaware corporation

Tenant’s Representative:	Robert Howard-Anderson
Address, and Telephone:	6868 Cortona Drive
Santa Barbara, CA 93117

Premises:

That portion of the Building, containing approximately 36,000 rentable square feet, as determined by Landlord, commonly known as 3185 Laurelview Court, Fremont, California 94538, as shown on Exhibit A.

Project:	Gateway Corporate Center

Building:	Building 3 (sba00403)
3185 Laurelview Court
Fremont, CA 94538

Tenant’s Proportionate Share of Project:	7.630%

Tenant’s Proportionate Share of Building:	100.000%

Lease Term:

Beginning on the Commencement Date and ending on the last day of the 86th full calendar month thereafter, subject to the provisions of Addendum 4, and subject further to any termination rights as granted under this Lease with respect to an event of casualty or condemnation.

Commencement Date:	June 1, 2008

Initial Monthly Base Rent:	See Addendum 1

Initial Estimated Monthly Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	1. Common Area Charges: $2,776.62 2. Taxes: $5,329.21 3. Insurance: $535.00

Initial Estimated Monthly Operating Expense Payments:	$8,640.83

Initial Monthly Base Rent and Operating Expense Payments:	$8,640.83

Security Deposit:	Letter of Credit in the amount of $300,000.00 in the form attached hereto in Addendum 5

Broker:	Colliers Parrish – Terry Bell, Joe Elliot, & George Quinn

Addenda:

1. Base Rent Adjustments  2. HVAC Maintenance Contract  3. Move Out Conditions  4. Renewal Option (Baseball Arbitration)  5. Letter of Credit for Security Deposit  6. Early Access for Fixturizaion  7. Storage and Use of Permitted Hazardous Materials

Exhibits:	A. Site Plan B. Floor Plan B-1. Demo Plan B-2. Conceptual Floor Plan C. Sign Criteria D. Form of Letter of Credit

1.                                       Granting Clause.  In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2.                                       Acceptance of Premises.  Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions.  Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes.  Except as provided in Paragraph 10, and as otherwise expressly set forth herein, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.  The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility (or for which Landlord has provided a representation or warranty) under this paragraph and/or Paragraph 10, as well as any punchlist items agreed to in writing by Landlord and Tenant; provided, however, that Tenant’s acceptance of the Premises shall not be deemed a waiver of Landlord’s delivery condition obligations hereunder.  Landlord shall deliver the Premises and related parking areas in good working order as of the Commencement Date.  Landlord hereby represents that as of the date hereof Landlord has not received any notice of non-compliance of any Legal Requirements.

3.                                       Use.  The Premises shall be used only for the purpose of general office, administration, research and development, light manufacturing, assembly, receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto.  Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project.  Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent.  Notwithstanding the foregoing to the contrary, Tenant shall have the right to park operable vehicles overnight at the truck loading docks and parking areas for the Premises.  This provision also shall supersede the terms of Paragraphs 7 and 12 of the Rules and Regulations attached to the Lease to the extent of any conflict with such rule.  Subject to Landlord’s representation and warranty in Paragraph 2 hereof, Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”).  The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time.  Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s particular use of the Premises.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance or increase the insurance risk.  If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises beyond that cost that would normally be incurred with respect to a tenant engaging in the uses permitted herein, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.  Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to the terms and conditions of this Lease, other than any obligation of Tenant to pay Base Rent or Operating Expenses as defined below.

Notwithstanding anything contained herein to the contrary, Tenant’s obligations hereunder shall relate only to the interior of the Premises and any changes to the Project in each case that relate solely to the specific manner of use of the Premises by Tenant; and Landlord shall make all other additions to or modifications of the Project required from time to time by Legal Requirements.  The cost of such additions or modifications made by Landlord shall be included in Operating Expenses pursuant to Paragraph 6 of this Lease, except for those additions or modifications which are Landlord’s sole responsibility pursuant to Paragraph 10 of this Lease or due to violations of law by Landlord in existence as of the Commencement Date.

Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Building or the Premises into compliance with applicable laws as of the Commencement Date without cost or expense to Tenant and without including such cost or expense as an Operating Expense.  Any modifications made by Landlord that are required by applicable laws or regulations that become effective after the Commencement Date or that are required as a result of Tenant’s specific use of the Premises shall be chargeable to Tenant in accordance with the provisions of this Lease.

4.                                       Base Rent.  Tenant shall pay Base Rent in the amount set forth above.  The third month’s Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date.  Payments of Base Rent for any fractional calendar month shall be prorated.  All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made to such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing.  Except as otherwise specifically set forth herein, the obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease.  If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days and after notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum.  Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than once in any 12-month period or twice over the Lease Term.  The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

5.                                       Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law.  Tenant shall pay Landlord no later than ten (10) days following Landlord’s demand the amount that will restore the Security Deposit to its original amount.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon.  The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled.  Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease, the Security Deposit (or so much thereof as remains) and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5.

6.                                       Operating Expense Payments.  During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project.  Payments thereof for any fractional calendar month shall be prorated.  The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, not to exceed 3% of gross receipts; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements enacted after the Commencement Date of this Lease (other than those expressly required herein to be made by Tenant), provided that the cost of additions or alterations that may be capitalized for federal income tax purposes in accordance with generally accepted accounting principles (including, without limitation all capital repairs and replacements herein) shall be amortized on a straight line basis over a period equal to the useful life thereof in accordance with generally accepted accounting principles.  Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, or costs of restoration following any casualty or condemnation, leasing commissions, or the costs of renovating space for tenants.  Further, Operating Expenses shall not mean or include: (i) costs incurred in connection with the construction or remodeling of the Project or any other improvements now or hereafter located thereon, or correction of defects in design or construction; (ii) interest, principal, or other payments on account of any indebtedness that is secured by any encumbrance on any part of the Project, or rental or other payments under any ground lease, or any payments in the nature of returns on or of equity of any kind; (iii) costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Project; (iv) taxes on the income of Landlord or Landlord’s franchise taxes, inheritance, gift, transfer estate or state taxes (unless any of said taxes are hereafter instituted by applicable taxing authorities in substitution for ad valorem real property taxes); (v) depreciation, reserves of any kind, including replacement reserves and reserves for bad debt or lost rent, or any other charge not involving the payment of money to third parties; (vi) Landlord’s overhead costs, including equipment, supplies, accounting and legal fees, rent and other occupancy costs or any other costs associated with the operation or internal organization and function of Landlord as a business entity (but this provision does not prevent the payment of a management fee to Landlord as provided in this Paragraph 6); (vii) fees or other costs for professional services provided by space planners, architects, engineers, and other similar professional consultants, real estate commissions, and marketing and advertising expenses; (viii) costs of defending or prosecuting litigation with any party, unless a favorable judgment would reduce or avoid an increase in Operating Expenses; (ix) costs incurred as a result of Landlord’s violation of any lease, contract, law or ordinance, including fines and penalties; (x) late charges, interest or penalties of any kind for late or other improper payment of any public or private obligation, including ad valorem taxes; (xi) costs relating to the presence of Hazardous Materials or of correcting any other conditions in order to comply with any environmental law or ordinance (but this exclusion shall not constitute a release by Landlord of Tenant for any such costs for which Tenant is liable pursuant to Paragraph 30 of this Lease); (xii) costs for which Landlord is reimbursed from any other source; (xiii) costs related to any building or land not included in the Project, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of costs actually attributable to the Project; (xiv) the part of any costs or other sum paid to any affiliate of Landlord that may exceed the fair market price or cost generally payable for substantially similar goods or services in the area of the Project; (xv) increases in insurance costs caused by the activities of any other occupant of the Project, insurance deductibles in excess of $10,000 and co-insurance payments; (xvi) costs occasioned by the act, omission or violation of any law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors; (xvii) costs occasioned by casualties or by the exercise of the power of eminent domain; (xviii) costs of structural repairs to the Project; (xiv) costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized in the manner provided herein; (xx) costs of capital improvements made for tenants other than Tenant; or (xxi) costs incurred as a result of any violation of Legal Requirements by other tenants within the Project.

Landlord shall deliver to Tenant within 90 days following the final day of the calendar year the Operating Expense Reconciliation Invoice (“Invoice”) and an Operating Expense Summary Report listing the Operating Expenses for the prior year of the Lease Term (“Report”).  In the event Tenant has a reasonable belief that the Invoice and Report contain an error to the detriment of Tenant, Tenant, at its sole cost and expense, shall have the right, during reasonable business hours and not more than once per year, to examine in the Landlord’s local market office property invoices evidencing such costs and expenses as provided for in the Invoice and Report which Tenant believes to be in error.  Landlord agrees to make the property invoices, a copier and conference room available to Tenant for a period not to exceed one week to examine the property invoices. In the event Tenant desires to exercise the foregoing right, Tenant shall deliver written notice of Tenant’s intent to review the property invoices, and shall identify the item(s) contained in the Invoice and Report believed to be in error, no later than ninety (90) days following Tenant’s receipt of the Invoice and Report.  Time is of the essence with regards to the delivery of such notice.  Upon Landlord’s receipt of Tenant’s notice, Landlord and Tenant shall work in good faith to schedule a time and date for such property invoice examination which shall be acceptable to both parties.  In the event that Tenant accurately determines that the Invoice and Report contain an error to the detriment of Tenant, Landlord shall immediately provide a revised Invoice and Report to Tenant.  If Tenant has already paid the Invoice, Landlord will provide a credit against Tenant’s obligations to pay Base Rent the amount overpaid by Tenant.  Tenant shall keep any information gained from such examination confidential and shall not disclose it to any other party, except as required by law.  If requested by Landlord, Tenant shall be required to sign a confidentiality agreement as a condition of Landlord making Landlord’s invoices available for inspection.  If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments and shall refund such amounts promptly upon the termination of this Lease.  For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.  With respect to Operating Expenses which Landlord reasonably allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord reasonably allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building.  Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.  The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

7.                                       Utilities.  Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises.  Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider in the event that Tenant’s usage of such utilities is determined by Landlord, in Landlord’s reasonable and non-discriminatory opinion, to be excessive.  Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord.  No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.  Tenant agrees to limit use of water and sewer for normal restroom and kitchen uses.

Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, if an interruption or cessation of utilities results from a cause within Landlord’s reasonable control and the Premises are not usable by Tenant for the conduct of Tenant’s business as a result thereof, Base Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord notice of such interruption until such utilities are restored.

8.                                       Taxes.  Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof.  All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income, inheritance or estate taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder.  If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

Notwithstanding anything contained herein to the contrary, in the event that Landlord pays any special assessment or similar charge in a lump sum payment when otherwise Landlord, at its election, could have paid such assessment or charge in installments as deemed appropriate by the appropriate governmental authority, Tenant’s Proportionate Share of such special assessments shall be determined as if Landlord had elected to pay such assessment in installments, and Tenant shall be responsible for only those installments or parts of installments which would be attributable to the Lease Term or any extensions thereof.  All parties hereby agree that in no event shall this provision apply to Landlord’s real property taxes.

9.                                       Insurance.  Landlord shall maintain all risk property insurance covering the full replacement cost of the Building.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance.  All such insurance shall be included as part of the Operating Expenses charged to Tenant.  The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises in a manner different than the permitted use hereunder.

Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense, including, without limitation, Tenant’s Trade Fixtures (as hereinafter defined in Paragraph 12 of this Lease) required to be removed upon surrender of the Premises; worker’s compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises.  The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days’ prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).  Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against.  Notwithstanding anything to the contrary in this Lease, neither party nor its officers, directors, employees, managers, agents, invitees, subtenants, assignees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage regardless of the negligence of the party so released.  The failure of a party to insure its property shall not void this waiver.  Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10.                                 Landlord’s Repairs.  Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded.  The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

In the event of an emergency, Tenant shall have the right to make such temporary, emergency repairs (and only such temporary, emergency repairs) to the roof, foundation, exterior walls and interior load bearing walls of the Building as may be reasonably necessary to prevent material damage to Tenant’s property at the Premises and/or personal injury to Tenant’s employees at the Premises (provided Tenant first attempts to notify Landlord telephonically of such emergency and notifies Landlord of such circumstances in writing as soon as practicable thereafter).  In such event, Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs actually incurred by Tenant in making such repairs, up to but not to exceed $25,000.  If Landlord fails to reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in making such repairs with respect to such emergency, within 30 days after demand therefor, accompanied by supporting evidence of the costs incurred by Tenant, then Tenant may bring an action for damages against Landlord to recover such costs, together with interest thereof at the rate provided for in Paragraph 37(j) of this Lease, and reasonable attorney’s fees incurred by Tenant in bringing such action for damages.  In no event, however, shall Tenant have a right to terminate this Lease.

11.                                 Tenant’s Repairs.  Landlord, at Tenant’s expense as provided in Paragraph 6, shall maintain in good repair and condition the roof membrane, interior load-bearing walls, underground and subsurface utility piping, parking areas and other common areas of the Building and the Project, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises.  Subject to Landlord’s obligation in Paragraphs 2 and 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems.  Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term, and such capital expenditures and repairs shall be amortized in accordance with the Formula (defined hereafter) over the remainder of the Lease Term, without regard to any extension or renewal option not then exercised.  The “Formula” shall mean that number, the numerator of which shall be the number of months of the Lease Term remaining after the replacement of any such capital expenditures, and the denominator of which shall be the maximum amortization period (in months) allowable for determining depreciation of such capital expenditures under generally accepted accounting principles.  Landlord shall pay for such capital expenditures and repairs and Tenant shall reimburse Landlord for its amortized share of same (determined as hereinabove set forth) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Operating Expenses.  In the event Tenant extends the Lease Term either by way of an option or negotiated extension, such reimbursement by Tenant shall continue as provided above until such amortization period has expired.  Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant or, if not done by Tenant, by Landlord.  The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord.  If Tenant fails to perform any repair or replacement for which it is responsible within applicable notice and cure periods, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor.  Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

Landlord agrees to enforce all contractor’s or subcontractor’s guarantees or warranties, if any, which relate to any construction work concerning which Tenant shall have the obligation to make repairs to Tenant’s benefit.

12.                                 Tenant-Made Alterations and Trade Fixtures.  Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”), which are interior, non-structural Tenant-Made Alterations, the cost of which exceeds $10,000 in each instance, shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, delayed or conditioned provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project.  Tenant shall have the right to perform interior, non-structural Tenant-Made Alterations, the cost of which does not exceed $10,000 in each instance, without obtaining Landlord’s prior written consent, by providing a written notice of such Tenant-Made Alterations to Landlord containing sufficient and complete information regarding such Tenant-Made Alterations, provided that such alteration does not materially affect the structure or the roof of the Building, or modify the exterior of the Building, or modify the utility or mechanical systems of the Building.  Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.  All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only materials of equal or superior quality to those currently in the Premises shall be used.  All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval.  Landlord may monitor construction of the Tenant-Made Alterations.  Tenant shall reimburse Landlord for its reasonable, third-party, out-of-pocket costs in reviewing plans and specifications and in monitoring construction except with respect to the Initial Tenant-Made Alterations.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.  Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.  Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations.  Upon Tenant’s request, Landlord shall provide Tenant, at the time of Tenant’s request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises.  Tenant shall repair any damage caused by such removal.

Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above.  Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

Notwithstanding anything contained herein to the contrary, Landlord shall contribute up to a maximum amount of $900,000 (the “TI Allowance”), toward the Initial Tenant-Made Alterations (as hereinafter defined) to the Premises, which such payment shall be made by Landlord to Tenant within 30 days following (i) completion of the Initial Tenant-Made Alterations, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs related thereto, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who did work on the Initial Tenant-Made Alterations, and (iv) Landlord’s receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Initial Tenant-Made Alterations.  Landlord shall be under no obligation to pay for any Initial Tenant-Made Alterations to the Premises in excess of the TI Allowance.  Further, such TI Allowance shall only be available for Tenant’s use through December 31, 2008, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining as of January 1, 2009.

For purposes of this Lease, the “Initial Tenant-Made Alterations” shall be deemed to mean the following and shall be performed in accordance with the provisions governing Tenant-Made Alterations as set forth above, and therefore, shall be subject to Landlord’s prior written approval of the plans, specifications, finishes, and contractors related thereto:

1.               Demolition of existing floor plan as shown in Exhibit B-1.

2.               Design and build-out of conceptual floor plan as shown in Exhibit B-1.

Notwithstanding anything to the contrary above, Initial Tenant-Made Alterations shall not be subject to restoration upon expiration or early termination of the Lease.

13.                                 Signs.  Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.  Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached.  Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.  All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.  Landlord’s sign criteria are as set forth in Exhibit C attached hereto.

14.                                 Parking.  Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking in not less than its pro rata share of the total parking spaces for the Project.  In addition Tenant shall have the right, at Tenant’s sole cost, to identify two parking spaces at the entrance of the Premises as “Visitor” parking spaces.  Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, but upon Tenants request, shall request that other tenants that are using more than their pro rata share of spaces refrain from doing so.

15.                                 Restoration.  If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 45 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises.  If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice.  If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises including Initial Tenant-Made Alterations, but excluding Trade Fixtures or Tenant’s personal property, subject to delays arising from the collection of insurance proceeds or from Force Majeure events.  Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage.  Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

Notwithstanding the terms and conditions of this Paragraph 15, if the Premises are not restored by Landlord within the later of 6 months of the date of casualty (subject to Force Majeure and Tenant-caused delays) or the date Landlord estimated completion of the restoration as described above (subject to Force Majeure and Tenant-caused delays), Tenant may terminate the Lease upon thirty (30) days written notice to Landlord; provided, however, if Landlord completes the restoration in said thirty (30) day notice period, Tenant’s notice of termination shall be null and void and this Lease shall continue in full force and effect.

16.                                 Condemnation.  If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with Tenant’s use of the Premises in Landlord’s reasonable judgment or in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Base Rent and Operating Expenses shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent and Operating Expenses payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable based on the diminution of Tenant’s ability to use the Premises.  In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, relocation expenses, the unamortized value of improvements made to the Premises at Tenant’s expense and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

17.                                 Assignment and Subletting.  Without Landlord’s prior written consent, which Landlord shall not unreasonably withhold, condition or delay, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect.  For purposes of this paragraph, a transfer of 50% or more of the ownership interests controlling Tenant in one or more related transactions (excluding public offering) shall be deemed an assignment of this Lease unless such ownership interests are publicly traded or become publicly traded.  Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord.  Tenant shall reimburse Landlord for all of Landlord’s reasonable third party out-of-pocket expenses in connection with any assignment or sublease, not to exceed $500 per event of assignment or subletting.  Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate or pursuant to a Permitted Transfer), Landlord may, by giving written notice to Tenant within 10 days after receipt of Tenant’s notice, (i) consent to such proposed assignment or sublease, (ii) refuse such consent, or (iii) terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease provided the sublease is for at least 75% of the Premises and for at least 90% of the remaining term of the Lease.  If Landlord so terminates the Lease, Landlord may enter into a lease directly with the proposed sublessee or assignee.  Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

Notwithstanding anything contained herein to the contrary, provided no Event of Default has occurred and is continuing under this Lease beyond any applicable notice and cure period, upon 10 days prior written notice to Landlord, Tenant may, without Landlord’s prior written consent and without being subject to any of the terms of this Section 17, transfer 50% or more of its ownership interests or assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant’s assets are transferred (collectively, a “Permitted Transfer”), provided (x) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, and (y) the assignee or successor entity has a net worth at least equal to the net worth of Tenant immediately prior to such merger, consolidation, or transfer.

It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing beyond any applicable notice and cure period that would not be cured upon the proposed sublease or assignment; (ii) the assignee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or the net worth of the Tenant at the time it executed the Lease; (iii) the intended use of the Premises by the assignee or sublessee is not a permitted use hereunder; (iv) the intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (v) occupancy of the Premises by the assignee or sublessee would, in Landlord’s opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (vi) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vii)the assignment or sublet is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project; (viii) in the case of a sublease, the subtenant has not acknowledged that the sublease is subject to all of the terms and conditions of this Lease; or (ix) the proposed assignee or sublessee is a governmental agency.  Tenant and Landlord acknowledge that each of the foregoing criteria are reasonable as of the date of execution of this Lease.  The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.  Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.  Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings).  In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus received in lieu of rent therefor or incident thereto) exceeds the rental payable under this Lease, except as the same relates to a Tenant Affiliate or an entity described in the second paragraph of this Section 17, regardless of its net worth or any transfer of ownership interests as set forth above which is deemed to be an assignment hereunder, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder Fifty percent (50%) of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant, after first deducting therefrom Tenant’s reasonable broker commissions, and tenant improvement costs to effectuate such transfer.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder beyond applicable notice and cure periods Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord.  No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18.                                 Indemnification.  Except for the negligence or willful misconduct of or breach of this Lease by Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents or Tenant’s breach of this Lease.  The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

19.                                 Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease upon 24 hour advance notice (except in case of emergency, where no such notice shall be required).  In any entry of the Premises, Landlord and Landlord’s representatives shall not unreasonably or materially interfere with Tenant’s operations in the Premises and shall abide by Tenant’s reasonable security and health and safety requirements.  Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let during the last six (6) months of the Lease Term or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises or materially increases Tenant’s obligations or decreases Tenant’s rights hereunder.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20.                                 Quiet Enjoyment.  If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant within applicable notice and cure periods, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.                                 Surrender.  Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 and Hazardous Materials which Tenant is not obligated to remediate pursuant to Paragraph 30 of this Lease excepted.  Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property to the extent Landlord complies with applicable laws in connection therewith.  All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

22.                                 Holding Over.  If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over.  All other payments shall continue under the terms of this Lease.  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.  For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23.                                 Events of Default.  Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i)                                     Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 1 time in any consecutive 12 month period, and the failure of Tenant to pay any second or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12 month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure.

(ii)                                  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii)                               Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially and adversely changed, except, in each case, as permitted in this Lease.

(iv)                              Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.  Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) ensure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) ensure that the Premises are secured and not subject to vandalism, and (c) ensure that the Premises will be properly maintained after such vacation.  Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(v)                                 There shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi)                              Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after Tenant’s actual notice that any such lien or encumbrance is filed against the Premises.

(vii)                           Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default; provided, however, that in the event that such default cannot reasonably be cured within such 30-day period, Tenant shall not be in default hereunder so long as Tenant commences to cure such default during such thirty-day period and diligently prosecutes it to completion, and subject to Paragraph 33 hereof, completes such cure within 90 days.

24.                                 Landlord’s Remedies.  Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity.  Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.  If Landlord re-enters the Premises, Landlord shall have the right remove and store, all of the furniture, fixtures and equipment at the Premises.

Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandons the Premises prior to the end of the term hereof, or if Tenant’s right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate.  Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom.  As used herein, the following terms are defined: (a) the “worth at the time of award” of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate.  The “worth at the time of award” of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) the “time of award” as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The “reasonable value” of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the “reasonable annual rental value” (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award.  The “reasonable value” of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.

Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due.  This remedy is intended to be the remedy described in California Civil Code Section  1951.4 and the following provision from such Civil Code Section is hereby repeated: “The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).”  Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.  Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.  Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises).  Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting; provided that Landlord has made commercially reasonable efforts to relet the Premises and otherwise mitigate its damage; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord’s leasing criteria.

25.                                 Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary so long as Landlord is continuously and diligently pursuing a cure).  If such default by Landlord shall occur, Tenant may pursue any legal or equitable remedy for which it is entitled.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.  All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter so long as any successor to Landlord has assumed Landlord’s obligations in writing.  The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership.  Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.  Landlord’s interest in the Project shall be deemed to include: (i) the rents or other income from the Project received by Landlord after Tenant obtains a final judgment against Landlord, (ii) the net proceeds received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Project after Tenant obtains a final judgment against Landlord, (iii) the net proceeds received by Landlord from any condemnation or conveyance in lieu of condemnation of all or any portion of the Project after Tenant obtains a final judgment against Landlord, and (iv) the net proceeds of insurance received by Landlord from any casualty loss of all or any portion of the Project after Tenant obtains a final judgment against Landlord.

26.                                 Waiver of Jury Trial.  Intentionally deleted.

27.                                 Subordination.  This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.  Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be reasonably requested by any such holder.  Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder.  The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.  Tenant shall not be obligated to subordinate this Lease or its interest therein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant’s possession of the Premises under the terms of the Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

28.                                 Mechanic’s Liens.  Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease.  Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

29.                                 Estoppel Certificates.  Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord.  Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease.  No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate.  Notwithstanding the foregoing, Tenant shall not be in default hereunder unless Tenant fails to timely deliver an estoppel certificate to Landlord within 3 days following Landlord’s notice of such failure.

30.          Environmental Requirements.  Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord, acting in a reasonable manner, any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees.  Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises.  The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies having the force of law promulgated or issued thereunder.  The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of the “facility” that Tenant operates in or about the Premises during the Lease Term and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property by Tenant, its agents, employees, contractors, subtenants, assignees or invitees or disturbed by Tenant, its agents, employees, contractors, subtenants, assignees or invitees in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance.  The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises.  Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations.  Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises prior to Tenant’s occupancy of the Premises or caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (iii) any other person or entity located outside of the Premises or the Project.

Landlord represents and warrants that Landlord, to its knowledge without further inquiry, is unaware of any environmental conditions affecting the Premises.

31.          Rules and Regulations.  Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project, provided, that such rules and regulations are applied uniformly and non-discriminatorily, do not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights hereunder, and do not materially increase the obligations or decrease the rights of Tenant under this Lease.  The current rules and regulations are attached hereto.  In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project, but shall uniformly enforce such rules and regulations throughout the Project.

32.          Security Service.  Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises except as the same may result from the willful misconduct of Landlord.

33.          Force Majeure.  Except for monetary obligations, neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be (“Force Majeure”).

34.          Entire Agreement.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof.  No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease.  This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.          Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.          Brokers.  Each party represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

37.          Miscellaneous.                (a)           Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)           If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)           All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 4545 Airport Way, Denver, Colorado  80239.  Either party may by notice given aforesaid change its address for all subsequent notices.  Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)           Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord’s right to withhold any consent or approval shall not be unreasonably withheld or delayed.

(e)           At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.  Landlord hereby agrees to keep such financial information confidential in accordance with, and subject to the terms of, a separate written confidentiality agreement between Landlord and Tenant.

(f)            Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g)           The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)           The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)            Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)            Any amount not paid by Tenant within 5 days after notice from Landlord to Tenant that such payment was due its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than once in any consecutive 12-month period or twice over the Lease Term.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)           Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)            Time is of the essence as to the performance of Landlord’s and Tenant’s obligations under this Lease.

(m)          All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(n)           In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.

38.          Landlord’s Lien/Security Interest.  Intentionally deleted.

39.          Limitation of Liability of Trustees, Shareholders, and Officers of ProLogis.  Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

Occam Networks, Inc., a Delaware corporation		PROLOGIS LIMITED PARTNERSHIP I, a
Delaware limited partnership

		By:	ProLogis, a Maryland real estate
investment trust, its General Partner

By:	/s/ Robert Howard-Anderson	By:	/s/ W. Scott Lanson
Name:	Robert Howard-Anderson	Name:	W. Scott Lamson
Title:	Chief Executive Officer	Title:	Senior Vice President

Prior to the Commencement Date Address:		Address:

6868 Cortona Drive		47775 Fremont Blvd.
Santa Barbara, CA 93117		Fremont, CA 94538

Attn:

After the Commencement Date Address:

3185 Laurelview Drive
Fremont, CA 94538

Attn:

Rules and Regulations

1.             The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.             Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.             Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.             Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.             If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.             Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.             Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Further, parking any type of trucks, trailers or other vehicles in the Premises is specifically prohibited.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.             Tenant shall maintain the Premises free from rodents, insects and other pests.

9.             Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.          Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.          Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.          Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.          All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.          No auction, public or private, will be permitted on the Premises or the Project.

15.          No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.          The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.          Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.          Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.          Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2008, BETWEEN

ProLogis Limited Partnership I, a Delaware limited partnership

and

Occam Networks, Inc., a Delaware corporation

Base Rent shall equal the following amounts for the respective periods set forth below:

Period			Monthly Base Rent

June 1, 2008	to	July 31, 2008	$0.00	*

August 1, 2008	to	July 31, 2009	$32,040.00

August 1, 2009	to	July 31, 2010	$33,001.20

August 1, 2010	to	July 31, 2011	$33,991.24

August 1, 2011	to	July 31, 2012	$35,010.97

August 1, 2012	to	July 31, 2013	$36,061.30

August 1, 2013	to	July 31, 2014	$37,143.14

August 1, 2014	to	July 31, 2015	$38,257.44

*Tenant shall be responsible for Operating Expenses during period of free rent.

ADDENDUM 2

HVAC MAINTENANCE CONTRACT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2008, BETWEEN

ProLogis Limited Partnership I, a Delaware limited partnership

and

Occam Networks, Inc., a Delaware corporation

Paragraph 11, captioned “TENANT REPAIRS,” is revised to include the following:

Tenant agrees to enter into and maintain through the term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within  the  Premises.  Landlord requires a qualified HVAC contractor perform this work.  A certificate must be provided to the Landlord upon occupancy of the leased Premises.

The service contract must become effective within thirty (30) days of occupancy, and service visits should be performed on a quarterly basis.  Landlord suggests that Tenant send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

1.                                      Adjust belt tension;

2.                                      Lubricate all moving parts, as necessary;

3.                                      Inspect and adjust all temperature and safety controls;

4.                                      Check refrigeration system for leaks and operation;

5.                                      Check refrigeration system for moisture;

6.                                      Inspect compressor oil level and crank case heaters;

7.                                      Check head pressure, suction pressure and oil pressure;

8.                                      Inspect air filters and replace when necessary;

9.                                      Check space conditions;

10.                               Check condensate drains and drain pans and clean, if necessary;

11.                               Inspect and adjust all valves;

12.                               Check and adjust dampers;

13.                               Run machine through complete cycle.

ADDENDUM 3

MOVE-OUT CONDITIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2008, BETWEEN

ProLogis Limited Partnership I, a Delaware limited partnership

and

Occam Networks, Inc., a Delaware corporation

Per Paragraph 21, Tenant is obligated to check and address prior to move-out of the Premises the following items. Landlord expects to receive the Premises in a well maintained condition, with normal wear and tear of certain areas acceptable.  The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1.             All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2.             All truck doors and dock levelers should be serviced and placed in good operating order.  This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation.  All door panels which are replaced need to be painted to match the Building standard.

3.             All structural steel columns in the warehouse and office should be inspected for damage.  Repairs of this nature should be pre-approved by the Landlord prior to implementation.

4.             Heating/air-conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition.  This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.  Replacement of parts and/or equipment shall be considered a capital expenditure and shall be subject to the terms of Section 11.

5.             All holes in the sheet rock walls should be repaired prior to move-out.

6.             The carpets and vinyl tiles should be in a clean condition and should not have any holes or chips in them.  Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7.             Facilities should be returned in a clean condition which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

8.             The warehouse should be in broom clean condition with all inventory and racking removed.  There should be no protrusion of anchors from the warehouse floor and all holes should be appropriately patched.  If machinery/equipment is removed, the electrical lines should be properly terminated at the nearest junction box.

9.             All exterior windows with cracks or breakage should be replaced.

10.          The Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11.          Items that have been added by the Tenant and affixed to the Building will remain the property of Landlord, unless agreed otherwise.  This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc.  Please note that if modifications have been made to the space, such as the addition of office areas, subject to Paragraph 12 of the Lease, Landlord retains the right to have the Tenant remove these at Tenant’s expense.

12.          All electrical systems should be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

13.          All plumbing fixtures should be in good working order, including the water heater. Faucets and toilets should not leak.

14.          All dock bumpers must be left in place and well secured.

ADDENDUM 4

RENEWAL OPTION

(BASEBALL ARBITRATION)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2008, BETWEEN

ProLogis Limited Partnership I, a Delaware limited partnership

and

Occam Networks, Inc., a Delaware corporation

(a)           Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein (or a Tenant Affiliate or a transferee pursuant to a Permitted Transfer), (y)  Tenant (or a Tenant Affiliate or a transferee pursuant to a Permitted Transfer) actually occupies substantially all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists, or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”).  Tenant must give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.

(b)           The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of:

(i)            the Base Rent in effect on the expiration of the Lease Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

(ii)           the Fair Market Rent, as defined and determined pursuant to Paragraphs (c), (d), and (e) below.

(c)           The term “Fair Market Rent” shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in “as-is” condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations,  provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term.  Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant’s occupancy, rent concession, or lost rental income during any vacancy period).  Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease.  In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term.  The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

(d)           Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord’s sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord’s notice.  Failure to respond within the 10-day period shall constitute Tenant’s acceptance of such Fair Market Rent.  If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord’s receipt of Tenant’s notice.  If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties’ failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

(e)           Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association.  Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party.  Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph.  Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent.  The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount.  Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term.  The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise.  If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the

Fair Market Rent is determined as provided herein.  Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(f)            The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

(g)           Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

(h)           If Tenant does not send the Extension Notice within the period set forth in Paragraph (a) Tenant’s right to extend the Lease Term shall automatically terminate.  Time is of the essence as to the giving of the Extension Notice and the notice of Tenant’s objection under Paragraph (d).

(i)            Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term.  The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.

(j)            If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(k)           If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term  “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (g) above.

ADDENDUM 5

LETTER OF CREDIT FOR SECURITY DEPOSIT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2008, BETWEEN

ProLogis Limited Partnership I, a Delaware limited partnership

and

Occam Networks, Inc., a Delaware corporation

The Security Deposit shall be in the form of an unconditional, irrevocable letter of credit from a bank reasonably acceptable to Landlord in the form attached here as Exhibit D (“Letter of Credit”).  The Letter of Credit shall either provide that it does not expire until the 61st day following the end of the Lease Term or, if it is for less than the full term of the Lease, shall be renewed by Tenant at least 60 days prior to its expiration during the term of the Lease.  Subject to the provisions of this Addendum 5, the Letter of Credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank.  If Landlord sells or conveys the Premises, Tenant shall, at Landlord’s request, cooperate in having the Letter of Credit transferred to the purchaser.  If the Letter of Credit is ever drawn upon by Landlord pursuant to the terms of the Lease and this Addendum, Tenant shall within ten (10) days thereafter cause the letter of credit to be restored to its original amount.

Notwithstanding anything contained herein to the contrary, in the event Tenant fails to renew the Letter of Credit in accordance with the terms and conditions as set forth in this Addendum, or in the event that Tenant shall commence any proceeding for relief, as defined in Paragraph 23(ii) of the Lease, an immediate Event of Default shall be deemed to have occurred, without the requirement of notice or opportunity to cure, in which case Landlord may immediately draw down on the Letter of Credit.  Notwithstanding the foregoing, Landlord shall only draw on the Letter of Credit following an Event of Default and only to the extent required to cure the Event of Default.  In the event that Landlord draws upon the Letter of Credit solely due to Tenant’s failure to renew the Letter of Credit at least thirty (30) days before its expiration (i) such failure to renew shall not constitute a default hereunder and (ii) Tenant shall at any time thereafter be entitled to provide Landlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Landlord shall return the cash proceeds of the original Letter of Credit drawn by Landlord.

Provided no Event of Default has occurred more than twice during the Lease Term, Tenant shall have the right to reduce the Letter of Credit in accordance with the following schedule:

Lease Term	Amount of Letter of Credit
Lease Execution – July 31, 2011	$300,000
August 1, 2011 – July 21, 2012	$200,000
August 1, 2012 – July 21, 2013	$100,000
August 1, 2013 – July 21, 2015	$45,000

After the 62nd month of the Lease Term and for the remainder of the Lease Term and 61 days following the end of the Lease Term, assuming all reductions set forth in the immediately preceding paragraph have been taken, the Security Deposit shall remain in the form of a Letter of Credit in the amount of $45,000.00.

ADDENDUM 6

EARLY ACCESS FOR

FIXTURIZATION BY TENANT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2008, BETWEEN

ProLogis Limited Partnership I, a Delaware limited partnership

and

Occam Networks, Inc., a Delaware corporation

Landlord shall allow Tenant access to the premises upon full execution of the Lease Agreement for purposes of commencing the Tenant-Made Alterations, installing Tenant’s Trade Fixtures and otherwise making the Premises ready for occupancy such that Tenant can commence business operations on the Commencement Date.  Notwithstanding anything to the contrary in this Lease, no Base Rent or Operating Expenses shall be due in connection with such early occupancy.  Prior to delivery of the Premises, Tenant must provide Landlord with a compliant Certificate of Insurance required under the terms of the Lease Agreement.  Furthermore, such occupancy or work in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder.

ADDENDUM 7

STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2008, BETWEEN

ProLogis Limited Partnership I, a Delaware limited partnership

and

Occam Networks, Inc., a Delaware corporation

1.            Permitted Hazardous Materials and Use.  Tenant has requested Landlord’s consent to use the Hazardous Materials listed below in its business at the Premises (“Permitted Hazardous Materials”).  Subject to the conditions set forth herein, Landlord hereby consents to the Use (hereinafter defined) of the Permitted Hazardous Materials.  Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

Permitted Hazardous Materials (quantities not to exceed a maximum of one (1) gallon):

1.     Isoproyl Alcohol

2.     Denatured Alcohol

3.     2-Propanol

4.     Methel Ethel Ketone

5.     Paint Thinner

6.     Lacquer Thinner

7.     Meller-Stephenson MS-260

8.     Meller-Stephenson MS-730M

9.     Meller-Stephenson MS-381

10.  Meller-Stephenson MS-381M

11.  No clean flux Kester 979

12.  No clean flux Kester 959T

13.  No clean flux Alpha NR205

14.  3M HFE-7100DL

15.  3-in-1 oil

16.  No. 10 Velocity Spindle Oil

17.  Mapp gas and tourch

18.  Loctite 712

19.  Loctite 7387

20.  Loctite 382

21.  Loctite 7452

22.  Eyesaline concentrate eye wash

The storage, uses or processes involving the Permitted Hazardous Materials (“Use”) are described below.

Use (if limited to receiving and storage, so specify):

1.  Used in bench test procedures and well as equipment cleaning and maintenance.

2.            No Current Investigation.  Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

3.            Notice and Reporting.  Tenant immediately shall notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project.  All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant.  Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant’s use of the Premises.

4.            Indemnification.  Tenant’s indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the Use of the Hazardous Materials or the breach of Tenant’s obligations or representations set forth above.  It is the intent of this provision that Tenant be strictly liable to Landlord as a result of the Use of Hazardous Materials without regard to the fault or negligence of Tenant, Landlord or any third party.

5.            Disposal Upon Lease Termination.  At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall:  (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues; and (iii) restore the Premises to its original condition.  Such activities shall be performed in compliance with all Environmental Requirements and to the satisfaction of

Landlord.  Landlord’s satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

EXHIBIT A

SITE PLAN

GATEWAY CORPORATE CENTER

GATEWAY BOULEVARD
FREMONT BOULEVARD
LAURELVIEW COURT
BAYVIEW DRIVE
A
B
C
D
E
F
G
H
I

EXHIBIT B

FLOOR PLAN

3185 Laurelview Court, Fremont CA  94538

Approximately 36,000 square feet

WAREHOUSE
WAREHOUSE
ELECT RM - NIC
BREAK RM
JAN
W
M
W
M
EXIT
ENTRY
GL
DL

FLOOR PLAN: 3185 LAURELVIEW CT

EXHIBIT B-1

INITIAL TENANT-MADE ALTERATIONS

DEMO PLAN

EXHIBIT B-2

INITIAL TENANT-MADE ALTERATIONS

CONCEPTUAL FLOOR PLAN

EXHIBIT C

SIGN CRITERIA

GATEWAY CORPORATE CENTER

WINDOW IDENTIFICATION SIGNS:

Each Tenant will be allowed one window sign placed either to the left or the right of the entrance door, whichever provides the best visibility.

Company names, logos or symbols will be allowed in this area-color and size to be determined by the Tenant.  All other copy in this area except for logos or symbols will be white vinyl pressure sensitive letters.

Copy must start at 5’ from grade, working down to no more than 3 1/2’ from grade.  Sign layout including copy, sizes and color must be approved by the building management.  Management reserves the right to deny any copy or color it considers unsuitable.

One security decal only may be applied to the front door glass in the lower corner if the Tenant so desires.  All exterior alarm bells are to be mounted to the rear of the building only.

DIRECTORY SIGN IDENTIFICATION:

A monument directory sign has been provided for each building.  If only one Tenant occupies an entire building, that Tenant shall be allowed to utilize the entire directory  sign area for their pressure sensitive, matte, Pearl Gray vinyl letters with a letter height suitable for the area allowed, and logo if so desired, also in Pearl Gray.  Address numbers must be utilized in layout.  Both sides of the directory sign shall be utilized in the same manner, must be lettered identically.  Tenant can use any font.  The address font is Futora.

If two or more Tenants occupy a building, signs shall be shared equally by the number of tenants within the building, utilizing pressure sensitive, matte, Pearl Gray vinyl letters with a letter height suitable for the area allowed.  A logo will be allowed if so desired ( to be consistent with window  identification sign) of the company name also in Pearl Gray.  A thin line will divide the areas between tenants

If three (3) or more tenants occupy the building, the sign shall be shared equally by number of tenants.  Signs shall consist of 4” Futura Bold Pearl Grey, pressure sensitive vinyl lettering.  Directory signs shall list the street number and the company names only, no slogans or symbols allowed.

REAR LOADING SIGNS:

Each Tenant will be allowed to identify its rear door for shipping and receiving purposes.  The company name shall be placed on a
36” x 24” aluminum panel adjacent to the rear doors.

Copy shall consist of 3” dark gray vinyl capital letters only in Futura Bold style.  Company names and logos only are allowed.

Management reserves the right to deny any copy it considers unsuitable.  Layout is to be approved by building management.  The cost of all lettering and logos will be the responsibility of the Tenant.  No other signs are allowed in the windows or doors.

EXHIBIT D

FORM OF LETTER OF CREDIT

[LETTERHEAD OF LETTER OF CREDIT BANK]

                                     ,

[Name of Landlord                ]

Attention:

Re:          Irrevocable Transferable Letter of Credit

 No.

Beneficiary:

By order of our client,                          (the “Applicant”), we hereby establish this Irrevocable Transferable Letter of Credit No.               in your favor for an amount up to but not exceeding the aggregate sum of                                        and No/100 Dollars ($                  ) (as reduced from time to time in accordance with the terms hereof, the “Letter of Credit Amount”), effective immediately, and expiring on the close of business at our office at the address set forth above one year from the date hereof unless renewed as hereinafter provided.

Funds under this Letter of Credit are available to you on or prior to the expiry date against presentation by you of your (i) sight drafts drawn on us in the form of Annex 1 hereto, indicating this Letter of Credit number and (ii) request in the form of Annex 2 hereto (such sight draft and request, together referred to as a “Drawing Request”), sight draft(s), completed and signed by one of your officers.  Presentation of your Drawing Requests may be made by you to us at the address set forth above or may be made by facsimile transmission, to the following facsimile number                .You may present to us one or more Drawing Requests from time to time prior to the expiry date in an aggregate amount not to exceed the Letter of Credit Amount then in effect (it being understood that the honoring by us of each Drawing Request shall reduce the Letter of Credit Amount then in effect).

This Letter of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such date, we notify both you and the Applicant in writing by certified mail that we elect not to so renew the Letter of Credit.  In the event that we elect not to renew the Letter of Credit, if a replacement letter of credit is not provided pursuant to the Lease, you may immediately draw down on the full amount of the Letter of Credit by presentation of your Drawing Request.  Further, in the event that the Applicant commences any proceeding for relief as defined in the Lease Agreement, you may immediately draw down on the full amount of the Letter of Credit by presentation of your Drawing Request.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

All bank charges and commissions incurred in this transaction are for the Applicant’s account.

This Letter of Credit is transferable by you and your successors and assigns any number of times in its entirety and not in part, but only by delivery to us of a Notice of Assignment in the form of Annex 3 hereto.

We hereby agree with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Letter of Credit that such drafts will be duly honored upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers, endorsers, and bona fide holders, as the case may be, on or before noon, New York time, on the Business Day (defined below) next following the date on which such drafts are received by us.  “Business Day” shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in New York, New York.

To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Commercial Documentary Credits (1993 Revision), I.C.C. Publication No. 500 (the “UCP 500”) and as to matters not governed by the UCP 500, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York`.

Very truly yours,

[NAME OF LETTER OF CREDIT BANK]

By:
Name:
Title:

ANNEX 1

SIGHT DRAFT

                                ,

For value received, at sight pay to the order of [         NAME OF LANDLORD            ], the sum of [Amount in words] [Amount in Figures] United States Dollars drawn under [Name of Letter of Credit Bank] Irrevocable Transferable Letter of Credit No.                 dated                               ,             .

[NAME OF LANDLORD]

By:
Name:
Title:

ANNEX 2

DRAWING REQUEST

                                ,

[NAME AND ADDRESS OF LETTER

OF CREDIT BANK]

Re:  Irrevocable Transferable Letter of Credit No.          (the “Letter of Credit”)

The undersigned (the “Beneficiary”), hereby certifies to [Name of Letter of Credit Bank] (the “Issuer”) that:

(a)           The Beneficiary is making a request for payment in lawful currency of the United States of America under Irrevocable Transferable Letter of Credit No.                 (the “Letter of Credit”) in the amount of $        .

(b)           The Letter of Credit Amount (as defined in the Letter of Credit) as of the date hereof and prior to payment of the amount demanded in this Drawing Request is $        .  The amount requested by this Drawing Request does not exceed the Letter of Credit Amount.

(c)           Demand is made for payment under the Letter of Credit as a result of the occurrence and continuation of an Event of Default (as defined in the Lease Agreement) or as a result of non-renewal of the Letter of Credit or as a result of the Applicant commencing a proceeding of relief (as defined in the Lease Agreement) and the Beneficiary is entitled under the Lease Agreement to draw upon the Letter of Credit in the requested amount.

Please wire transfer the proceeds of the drawing to the following account of the Beneficiary at the financial institution indicated below:

Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter of Credit.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Drawing Request as of this

                     day of                               ,             .

[NAME OF LANDLORD]

By:
Name:
Title:

ANNEX 3

NOTICE OF ASSIGNMENT

                                           ,

[NAME AND ADDRESS OF

LETTER OF CREDIT BANK]

Re:  Irrevocable Transferable Letter of Credit No.

The undersigned (the “Beneficiary”), hereby notifies [Name of Letter of Credit Bank] (the “Issuer”) that it has irrevocably assigned the above-referenced Letter of Credit to          (the “Assignee”) with an address at                                  effective as of the date the Issuer receives this Notice of Assignment.  The Assignee acknowledges and agrees that the Letter of Credit Amount may have been reduced pursuant to the terms thereof, and that the Assignee is bound by any such reduction.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Assignment as of this        day of                               ,             .

[NAME OF LANDLORD ]

By:
Name:
Title:

Agreed:

[Assignee]